Nerium Biotechnology, Inc.

EXHIBIT 32.2

SARBANES-OXLEY SECTION 906 CERTIFICATION

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350. AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Joseph B. Nester certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley act of 2002, that the Form 10-Q for the period ended March 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities act of 1934 and that the information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Nerium Biotechnology, Inc.

Dated: May 14, 2012

/s/ Joseph B. Nester
Joseph B. Nester, Chief Financial Officer